SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                        EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       April 25, 1995



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (708) 969-8800


                                  N/A
     (Former name or former address, if changed since last report)



























Item 5.   Other Events

     Tellabs, Inc. has announced that its Board of Directors declared a 2-for-1 stock split to be accomplished in the form of a stock dividend and to be paid on May 19, 1995, to stockholders of record as of May 3, 1995.

     Further details of this action are contained in the press release of Tellabs, Inc. dated April 25, 1995 attached hereto as Exhibit 20.1 and incorporated herein by reference.




SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TELLABS, INC.




Date: May 1, 1995                  By:  /s J. Peter Johnson
                                           J. Peter Johnson
                                           Vice President, Controller
                                           and Chief Accounting Officer





























                             EXHIBIT INDEX


Exhibit 20.1        Press Release of Tellabs, Inc. dated April 25, 1995


                                                          Exhibit 20.1

                              News Release

FOR IMMEDIATE RELEASE                 CONTACT:  Thomas P. Scottino
April 25, 1995                                  (708) 512-7504


TELLABS DECLARES TWO-FOR-ONE STOCK SPLIT

Lisle, Ill. -- Telecommunications equipment manufacturer Tellabs, Inc., announced Tuesday that its Board of Directors declared a 2-for-1 stock split effected in the form of a 100 percent stock dividend that will be paid on May 19, 1995, to shareholders of record as of May 3, 1995.

The stock split is designed to improve trading liquidity and broaden ownership of the company's common shares. After the stock split, there will be approximately 88 million common shares outstanding.

At the company's 1995 Annual Meeting of Stockholders held earlier today, two current members of the Tellabs Board of Directors, Michael J.
Birck and Frederick A. Krehbiel, were elected to new three-year terms. In other business, stockholders approved an amendment that increases the number of authorized common shares from 100 million to 200 million.

Tellabs, Inc., designs, manufactures, markets and services voice and data transport and network access systems. The company's products are used worlwide by the providers of communications services. Tellabs, Inc., stock is listed on the Nasdaq Stock Market (TLAB).